Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED
[*] indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

ALLONGE TO AMENDED AND RESTATED SUBORDINATED NOTE

September 29, 2010

This Allonge is made to that certain Amended and Restated Subordinated Loan Note dated as of March 31, 2006, made by National Medical Care and certain of its affiliates identified on the signature pages thereto in favor of Fresenius SE in the original principal amount of $400,000,000 (the “Note”).

Paragraph 2 of the Note is hereby amended by deleting the definition of “FMC Credit Agreements” in its entirety and substituting therefor the following:

“FMC Credit Agreements” means (i) the Bank Credit Agreement dated as of March 31, 2006 among FMC and FMCH, as borrowers and guarantors, the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and (ii) the Term Loan Credit Agreement dated as of March 31, 2006 among FMC and FMCH, as borrowers and guarantors, the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, in each case, as amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, ore refinanced from time to time.

Paragraph 3 of the Note is hereby amended by replacing the reference to “2011” therein with “2013”.

Paragraph 5 of the Note is hereby amended by replacing the pricing grid therein with the following:

Pricing Level Consolidated Leverage Ratio		Margin

[*]	≤ [*]:[*]	[*]%
[*]	> [*]:[*] but ≤ [*]:[*]	[*]%
[*]	> [*]:[*] but ≤ [*]:[*]	[*]%

Paragraph 7 of the Note is hereby amended by inserting the following new account number therein: [*] with Commerzbank AG (formerly Dresdner Bank).

Each reference to “Fresenius AG” or the “Lender” in the Note shall be deemed to be a reference to Fresenius SE (formerly Fresenius AG, converted from a German stock corporation into a European Company on July 13, 2007).

This Allonge shall become part of the Note (whether or not it is affixed thereto). The Note shall be subject to all terms and conditions thereof as amended hereby and shall continue in full force and effect.

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IN WITNESS WHEREOF, this Allonge has been executed as of the day and year and at the place first written above.

NATIONAL MEDICAL CARE, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
   (f/k/a BIO-MEDICAL APPLICATIONS OF LOUISIANA, INC.)
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.

By:	/s/ Mark Fawcett
Name: Mark Fawcett

Title:	Vice President and Treasurer for each of the foregoing

ACKNOWLEDGED AND AGREED:

FRESENIUS SE

By:	/s/ Dietmar Blumenhagen
Name: ppa. Dr. Dietmar Blumenhagen

Title:	Registered Manager (“Prokurist”)

By:	/s/ Karl-Dieter Schwab
Name: ppa. Dr. Karl-Dieter Schwab

Title:	Registered Manager (“Prokurist”)

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